SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2017 (July 25, 2017)

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210 Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 25, 2017, VASCO Data Security International, Inc. (the “Company”) appointed Scott Clements (“Clements”) as the Company’s President and Chief Executive Officer effective July 28, 2017. Clements was also elected to the Board of Directors effective July 28, 2017. In the role of Chief Executive Officer, Clements succeeds T. Kendall Hunt (“Hunt”). Hunt will continue to serve as Founder and Chairman of the Board of Directors.

Immediately prior to his appointment as President and Chief Executive Officer, beginning in November 2016, Clements served as President and Chief Operating Officer of the Company. Clements joined the Company in December 2015 serving as Executive Vice President and Chief Strategy Officer. Prior to joining the Company, Clements was employed by Tyco International for eleven years, most recently as Corporate Senior Vice President, Business Development and previously as Chief Technology Officer and President of Tyco Retail Solutions. Clements earned a bachelor’s degree in chemical engineering and advanced process control from The Ohio State University and an M.B.A. in finance and corporate strategy from the University of Michigan. Clements is 55 years old.

Clements’ Employment Agreement, dated December 1, 2015, as first amended effective November 15, 2016, was further amended (“Amendment No. 2”) effective July 28, 2017 to reflect his appointment as President and Chief Executive Officer. The initial term of employment under the Employment Agreement continues until December 1, 2017, with automatic renewals on each anniversary of such date for successive one-year terms, unless terminated by the other party at least six months prior to termination of the then term.

Amendment No. 2 provides for a base salary of $450,000 per year, subject to adjustment in accordance with the Company’s normal practice for executive salary review from time to time.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2.

Hunt’s Amended and Restated Employment Agreement was further amended effective July 28, 2017 (“Amendment No. 5”) to reflect his new position of Founder and Chairman of the Board of Directors. The foregoing description of Amendment No. 5 is qualified in its entirety by reference to Amendment No. 5.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement effective as of July 28, 2017, by and between VASCO Data Security International, Inc. (the “Company”), and Scott Clements further amending Employment Agreement entered into December 1, 2015 and first amended on November 15, 2016.

10.2	Fifth Amendment to Amended and Restated Employment Agreement, effective as of July 28, 2017, by and between VASCO Data Security International, Inc., a Delaware corporation (the “Company”), and T. Kendall Hunt (“Employee”) further amending that certain Amended and Restated Employment Agreement, effective as of January 1, 2011, as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of April 23, 2014, the Second Amendment to Amended and Restated Employment Agreement, dated November 24, 2014, the Third Amendment to Amended and Restated Employment Agreement, dated November 20, 2015, and the Fourth Amendment to Amended and Restated Employment Agreement, dated September 24, 2016,

99.1	Press Release dated July 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2017	VASCO Data Security International, Inc.

/s/ Mark Hoyt
Mark Hoyt
Chief Financial Officer

EXHIBIT INDEX

The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement effective as of July 28, 2017, by and between VASCO Data Security International, Inc. (the “Company”), and Scott Clements further amending Employment Agreement entered into December 1, 2015 and first amended on November 15, 2016.

10.2	Fifth Amendment to Amended and Restated Employment Agreement, effective as of July 28, 2017, by and between VASCO Data Security International, Inc., a Delaware corporation (the “Company”), and T. Kendall Hunt (“Employee”) further amending that certain Amended and Restated Employment Agreement, effective as of January 1, 2011, as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of April 23, 2014, the Second Amendment to Amended and Restated Employment Agreement, dated November 24, 2014, the Third Amendment to Amended and Restated Employment Agreement, dated November 20, 2015, and the Fourth Amendment to Amended and Restated Employment Agreement, dated September 24, 2016,

99.1	Press Release dated July 27, 2017.